BUCS FEDERAL BANK LOGO


FOR IMMEDIATE RELEASE                                     CONTACT:  HERB MOLTZAN
March 23, 2007                                                      443.394.0047

                        BUCS FINANCIAL CORP SHAREHOLDERS
                  APPROVE AGREEMENT WITH COMMUNITY BANKS, INC.

         Owings Mills, Maryland -- BUCS Financial Corp (the "Company"), the parent holding company of BUCS Federal Bank, Owings Mills, Maryland, announced that a Special Meeting of Stockholders was held on March 21, 2007. At the Meeting, stockholders approved the Merger Agreement, dated as of September 5, 2006, as amended and restated as of February 1, 2007, by and between Community Banks, Inc. and BUCS Financial Corp, which provides, among other things, for the merger of BUCS into Community and the conversion of each share of BUCS common stock outstanding immediately prior to the merger into either $24.00 in cash or approximately $24.00 worth of Community common stock or a combination thereof. The transaction is expected to close by April 1, 2007.

         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. BUCS Financial Corp does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.